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As filed with the Securities and Exchange Commission on January 10, 2006

Registration No. 333-125501

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	65-1177591 (I.R.S. Employer Identification Number)
650 Washington Road, 8th Floor Pittsburgh, Pennsylvania 15228 (412) 440-1400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael C. Linn
Linn Energy, LLC
650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania 15228
(412) 440-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James V. Baird Gislar Donnenberg Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Thomas P. Mason Vinson & Elkins L.L.P. First City Tower 1001 Fannin, Suite 2300 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Linn Energy, LLC has prepared this Amendment No. 6 to its Registration Statement on Form S-1 solely for the purpose of filing with the Securities and Exchange Commission an exhibit to the Registration Statement. This Amendment No. 6 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee, the amounts set forth below are estimates.

SEC registration fee	$33,399
NASD filing fee	28,877
Nasdaq National Market listing fee	107,500
Printing and engraving expenses	450,000
Accounting fees and expenses	850,000
Legal fees and expenses	1,000,000
Transfer agent and registrar fees	5,000
Miscellaneous	10,000

Total	$2,484,776

Item 14. Indemnification of Directors and Officers.

        The section of the prospectus entitled "The Limited Liability Company Agreement — Indemnification" discloses that we will generally indemnify officers and members of our board of directors to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 8 of the Underwriting Agreement filed as an exhibit to this registration statement in which we will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

        To the extent that the indemnification provisions of our limited liability company agreement purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

        In connection with our formation in April 2005, we issued membership interests representing the right to receive an aggregate 100% of our distributions to Quantum Energy Partners II, LP, Clark Partners I, L.P., Kings Highway Investment, LLC, Wauwinet Energy Partners, LLC and Nemacolin Resources, L.L.C. The offering was exempt from registration under Section 4(2) of the Securities Act because the transaction did not involve a public offering. The following table summarizes the offering:

Purchaser	Purchase Price	Percentage Sharing Ratio Represented by Membership Interests Purchased
Quantum Energy Partners II, LP	$15.0 million	91.891%
Clark Partners I, L.P.	$356,971	2.187%
Kings Highway Investment, LLC	$22,132	0.136%
Wauwinet Partners, LLC	$7,139	0.044%
Nemacolin Resources, L.L.C.(1)	$937,500	5.743%

(1)
Controlled by Michael C. Linn, Gerald W. Merriam and Roland P. Keddie.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1	—	Form of Underwriting Agreement
3.1†	—	Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC)
3.2†	—	Certificate of Amendment to Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC)
3.3†	—	Form of Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC (included as Appendix A to the Prospectus and including specimen unit certificate for the units)
5.1†	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered
8.1†	—	Opinion of Andrews Kurth LLP relating to tax matters
10.1†	—	Credit Agreement dated as of April 11, 2005, among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Lenders from time to time party thereto, BNP Paribas, as administrative agent, and Royal Bank of Canada, as syndication agent
10.2†	—	First Amendment and Consent to Credit Agreement dated as of May 3, 2005, among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.3†	—	Second Amendment to Credit Agreement dated as of August 12, 2005, among Linn Energy, LLC, the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.4†	—	Letter Agreement dated as of August 24, 2005, among Linn Energy, LLC, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.5†	—	Third Amendment to Credit Agreement dated as of October 27, 2005, among Linn Energy, LLC, the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.6†	—	Fourth Amendment to Credit Agreement dated as of December 19, 2005, among Linn Energy, LLC, the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.7†	—	Second Lien Senior Subordinated Term Loan Agreement dated as of October 27, 2005, among Linn Energy, LLC, Royal Bank of Canada, as administrative agent, Societe Generale, as syndication agent, and the Lenders signatory thereto (filed as Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
10.8†	—	First Amendment to Credit Agreement and Consent dated as of November 22, 2005, among Linn Energy, LLC, Royal Bank of Canada, as administrative agent, and the Lenders signatory thereto (filed as Exhibit 10.7 to Amendment No. 3 to the Registration Statement on Form S-1 on November 25, 2005)
10.9†	—	Second Amendment to Credit Agreement and Consent dated as of December 19, 2005, among Linn Energy, LLC, Royal Bank of Canada, as administrative agent, and the Lenders signatory thereto

10.10†	—	Intercreditor and Subordination Agreement dated as of October 27, 2005, among Linn Energy, LLC, Royal Bank of Canada, as subordinated administrative agent, and BNP Paribas, as administrative agent for the senior revolving lenders (filed as Exhibit 10.7 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
10.11†	—	Form of Asset Purchase Agreement dated as of October 1, 2005, between Exploration Partners, LLC and others, as Seller, and Linn Energy Holdings, LLC and others, as Purchaser (filed as Exhibit 10.8 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
10.12†	—	Form of Linn Energy, LLC Long-Term Incentive Plan (filed as Exhibit 10.10 to Amendment No. 4 to the Registration Statement on Form S-1 on December 14, 2005)
10.13†	—	Stakeholders' Agreement (filed as Exhibit 10.4 to the Registration Statement on Form S-1 on June 3, 2005)
10.14†	—	Amended and Restated Employment Agreement, dated as of December 14, 2005 between Linn Operating, Inc. and Michael C. Linn (filed as Exhibit 10.12 to Amendment No. 4 to the Registration Statement on Form S-1 on December 14, 2005)
10.15†	—	Second Amended and Restated Employment Agreement, dated as of September 15, 2005 between Linn Operating, Inc. and Kolja Rockov (filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
21.1†	—	List of subsidiaries of Linn Energy, LLC
23.1†	—	Consent of KPMG LLP for Linn Energy, LLC
23.2†	—	Consent of KPMG LLP for Waco Properties
23.3†	—	Consent of Toothman Rice, PLLC
23.4†	—	Consent of Elms, Faris & Co., LP
23.5†	—	Consent of Hantzmon Wiebel LLP
23.6†	—	Consent of Schlumberger Data and Consulting Services
23.7†	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)
23.8†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)
24.1†	—	Powers of Attorney
99.1†	—	Consent of George A. Alcorn
99.2†	—	Consent of Terrence S. Jacobs
99.3†	—	Consent of Jeffrey C. Swoveland

†
Previously filed.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on January 10, 2006.

LINN ENERGY, LLC
By:	/s/ MICHAEL C. LINN Michael C. Linn President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL C. LINN Michael C. Linn	President and Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2006
/s/ KOLJA ROCKOV Kolja Rockov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 10, 2006
* Donald T. Robinson	Chief Accounting Officer (Principal Accounting Officer)
* Toby R. Neugebauer	Chairman

*By:	/s/ KOLJA ROCKOV Kolja Rockov Attorney-in-Fact	January 10, 2006

EXHIBIT INDEX

Exhibit Number		Description
1.1	—	Form of Underwriting Agreement
3.1†	—	Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC)
3.2†	—	Certificate of Amendment to Certificate of Formation of Linn Energy Holdings, LLC (now Linn Energy, LLC)
3.3†	—	Form of Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC (included as Appendix A to the Prospectus and including specimen unit certificate for the units)
5.1†	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered
8.1†	—	Opinion of Andrews Kurth LLP relating to tax matters
10.1†	—	Credit Agreement dated as of April 11, 2005, among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Lenders from time to time party thereto, BNP Paribas, as administrative agent, and Royal Bank of Canada, as syndication agent
10.2†	—	First Amendment and Consent to Credit Agreement dated as of May 3, 2005, among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.3†	—	Second Amendment to Credit Agreement dated as of August 12, 2005, among Linn Energy, LLC, the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.4†	—	Letter Agreement dated as of August 24, 2005, among Linn Energy, LLC, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.5†	—	Third Amendment to Credit Agreement dated as of October 27, 2005, among Linn Energy, LLC, the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.6†	—	Fourth Amendment to Credit Agreement dated as of December 19, 2005, among Linn Energy, LLC, the Guarantors signatory thereto, the Lenders signatory thereto and BNP Paribas, as administrative agent
10.7†	—	Second Lien Senior Subordinated Term Loan Agreement dated as of October 27, 2005, among Linn Energy, LLC, Royal Bank of Canada, as administrative agent, Societe Generale, as syndication agent, and the Lenders signatory thereto (filed as Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
10.8†	—	First Amendment to Credit Agreement and Consent dated as of November 22, 2005, among Linn Energy, LLC, Royal Bank of Canada, as administrative agent, and the Lenders signatory thereto (filed as Exhibit 10.7 to Amendment No. 3 to the Registration Statement on Form S-1 on November 25, 2005)
10.9†	—	Second Amendment to Credit Agreement and Consent dated as of December 19, 2005, among Linn Energy, LLC, Royal Bank of Canada, as administrative agent, and the Lenders signatory thereto

10.10†	—	Intercreditor and Subordination Agreement dated as of October 27, 2005, among Linn Energy, LLC, Royal Bank of Canada, as subordinated administrative agent, and BNP Paribas, as administrative agent for the senior revolving lenders (filed as Exhibit 10.7 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
10.11†	—	Form of Asset Purchase Agreement dated as of October 1, 2005, between Exploration Partners, LLC and others, as Seller, and Linn Energy Holdings, LLC and others, as Purchaser (filed as Exhibit 10.8 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
10.12†	—	Form of Linn Energy, LLC Long-Term Incentive Plan (filed as Exhibit 10.10 to Amendment No. 4 to the Registration Statement on Form S-1 on December 14, 2005)
10.13†	—	Stakeholders' Agreement (filed as Exhibit 10.4 to the Registration Statement on Form S-1 on June 3, 2005)
10.14†	—	Amended and Restated Employment Agreement, dated as of December 14, 2005 between Linn Operating, Inc. and Michael C. Linn (filed as Exhibit 10.12 to Amendment No. 4 to the Registration Statement on Form S-1 on December 14, 2005)
10.15†	—	Second Amended and Restated Employment Agreement, dated as of September 15, 2005 between Linn Operating, Inc. and Kolja Rockov (filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 on October 31, 2005)
21.1†	—	List of subsidiaries of Linn Energy, LLC
23.1†	—	Consent of KPMG LLP for Linn Energy, LLC
23.2†	—	Consent of KPMG LLP for Waco Properties
23.3†	—	Consent of Toothman Rice, PLLC
23.4†	—	Consent of Elms, Faris & Co., LP
23.5†	—	Consent of Hantzmon Wiebel LLP
23.6†	—	Consent of Schlumberger Data and Consulting Services
23.7†	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)
23.8†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)
24.1†	—	Powers of Attorney
99.1†	—	Consent of George A. Alcorn
99.2†	—	Consent of Terrence S. Jacobs
99.3†	—	Consent of Jeffrey C. Swoveland

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX